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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                        SIZELER PROPERTY INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

              Maryland                                    72-1082589
----------------------------------------    -----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        2542 Williams Boulevard
            Kenner, Louisiana                               70062
----------------------------------------    -----------------------------------
(Address of principal executive offices)                  (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-72210.

Securities to be registered pursuant to Section 12(b) of the Act:

                                                   Name of each exchange on
Title of each class to be so registered     which each class is to be registered
---------------------------------------     ------------------------------------
9.0% Convertible Subordinated
Debentures due July 15, 2009,
Series 5/8/02                                     New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable
                               -----------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

             A description of the 9.0% Convertible Subordinated Debentures due July 15, 2009, Series 5/8/02 of the Company is contained in the Company's Prospectus Supplement filed with the Securities and Exchange Commission on May 6, 2002 pursuant to Rule 424(b) which shall be deemed to be incorporated herein by reference for all purposes.

Item 2.   Exhibits.

             The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange:

     (1) Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(i) of the Company's Form 8-K filed with the SEC on June 26,
          2001).

     (2) Bylaws, as amended, of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4 (No. 333-72208) filed with the SEC on October 25, 2001).

     (3) Form of Indenture for the 9.0% Convertible Subordinated Debentures due July 15, 2009, Series 5/8/02 (filed herewith).


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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                SIZELER PROPERTY INVESTORS, INC.

                                By:  /s/ Robert A. Whelan
                                   -----------------------------
                                    Robert A. Whelan
                                    Chief Financial Officer

DATED:   May 6, 2002

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